As filed with the U.S. Securities and Exchange Commission on July
29, 1996.



                          FORM S-8

              REGISTRATION STATEMENT UNDER THE
                  SECURITIES ACT OF 1933


                  FAMOUS SAM'S GROUP, INC.
     (Exact name of registrant as specified in its charter)


       Nevada                                88-0361701
(State or other jurisdiction of (IRS employer identification no.) incorporation or organization)


              8351 E.  Broadway, Tucson, Arizona 85710
  (Address of Principal Executive Offices, including ZIP Code)

                   1996 Employee Incentive Plan
                     (Full title of the plan)

     Mark S. Pierce, 1200 Seventeenth Street, Suite 1350, Denver,
                            Colorado 80202
              (Name and address of agent for service)



                       (303) 572-6800
(Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

Title of Securities    Amount      Proposed   Proposed    Amount
 to be Registered       to be      Offering    Maximum       of
                      Registered   Price per   Aggregate Regist-
                                     Share    Offering     ration
                                                Price       Fee

$.001 par Value
Common Stock          500,000    $0.01        $5,000      $100
                      shares      per share

TOTALS           500,000 shares               $5,000      $100


Total No. of Pages: 33; Exhibit Index on Page No.: 13



                          PROSPECTUS

                    FAMOUS SAM'S GROUP, INC.
            8351 E.  Broadway, Tucson, Arizona 85710
                         (520) 296-1110

                (500,000 SHARES OF COMMON STOCK)

This Prospectus relates to the Famous Sam's Group, Inc., 1996 Stock Option Plan dated July 29,
1996 (the
"Plan"). Under the Plan, officers, directors, agents, consultants, advisors and employees of and to Famous Sam's Group, Inc. (the "Company"), and its subsidiaries are eligible to receive options to acquire shares of the $.001 par value per share common stock of the Company (the "Options" and the "Common Stock," respectively). The Company is registering hereunder and then subsequently issuing up to 500,000 shares of Common Stock to cover the Options granted over the term of the Plan.

Options issued under the Plan and/or the underlying Common Stock may be or become subject to restrictions on transfer, and until any imposed restrictions lapse, are subject to forfeiture by the holder upon the occurrence of certain events. ) Options and Common Stock which are subject to forfeiture will be held in escrow by the Company until such time as the imposed restrictions. (See "General Information Regarding the Plan - Restrictions on Transfer; Voting and Dividend Rights" and "General Information Regarding the Plan
- - Forfeiture."

Sales of Options and the underlying Common Stock by "affiliates," as defined in "Rule 144" under the Securities Act of 1933, as amended (the "Securities Act"), may not be made without compliance with the registration and prospectus delivery requirements of the Securities Act, or an exemption therefrom, such as that provided by Rule 144. The sale of shares by participants who are not affiliates may be effected without compliance these requirements. Affiliates may also be subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If so, such participants must comply with the provisions of this section as well. (See "General Information Regarding the Plan - Restrictions onResales by Affiliates.")

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
        THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
            OF THIS PROSPECTUS.  ANY REPRESENTATION TO
               THE CONTRARY IS A CRIMINAL OFFENSE.



           The date of this Prospectus is July 29, 1996
This Prospectus is part
of a Registration Statement which was filed and became effective under the Securities Act, and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or any other filings by the Company with the Commission which are incorporated herein are qualified in their entirety by reference thereto.

A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Management Compensation Committee, c/o Famous Sam's
Group, Inc., 8351 E. Broadway, Tucson, Arizona 85710; (520)
296-1110.

The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act, if any, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at the prescribed rates. In addition, if and when the Common Stock becomes quoted on the "bulletin board" maintained by the National Association of Securities Dealers, Inc. ("NASD"), copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K St., N.W., Washington, D.C. 20549.

No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create an implication that there has not been a change in the affairs of the Company since the date hereof.
             GENERAL INFORMATION REGARDING THE PLAN

Issuer. The Company will be the issuer of the Options and the underlying Common Stock on exercise. The Company maintains its principal executive offices at 8351 E. Broadway, Tucson, Arizona;
(520) 296-1110.

Purposes. The Plan was adopted by the shareholders of the Company on July 29, 1996, after recommendation by the "Board of Directors," and is intended to provide a method whereby persons who are interested in the well being of the Company may be stimulated by personal involvement in the future prosperity of the Company, thereby advancing the interests of the Company and its shareholders.

Term; Shares of Common Stock Subject to Plan. The Plan has a ten year term which began on July 29, 1996. The Plan authorizes the issuance and delivery of up to 500,000 shares of Common Stock. No shares had been issued under the Plan as of the date of this Prospectus.

Administration. The Plan is initially being administered by the Board of Directors, which may subsequently appoint a committee for this purpose. (For purposes of this paragraph only, any reference to the Board of Directors also includes such committee.) The Board of Directors must be comprised of a majority of persons who have no
interest at the time of their service in the Plan.   The Board of
Directors has full authority to determine the recipients and the Options awarded under the Plan, and may impose restrictions on the
transfer of Options and/or the underlying Common Stock.   The Board
of Directors interprets and constructs the provisions of the Plan, is authorized to adopt rules and regulations for administering the Plan and may amend the Plan in any respect at any time. The date upon which Options become exercisable, their exercise price, the basis for determining the price, whether and under what circumstances the price may be modified, the maximum amount which may be exercised in any year, whether such amount is cumulative and the period during which all Options must be exercised will be determined in the sole discretion of the Board of Directors in accordance with the terms and conditions of the Plan. The Board of Directors may also amend the Plan from time to time in their sole discretion, but such amendments will only apply prospectively.

Eligible Participants; Qualified and Non-Qualified Options; Limitation on Fair Market Value of Grants; Exercise Price; Term of Options; Tax Effects. All full-time employees of the Company and/or of its subsidiaries are eligible as participants in the
Plan.   Also eligible under the Plan are any other persons
specified under the General Instructions to Form S-8 under the Securities Act. Awards under the Plan will be based upon the contributions made by each eligible person to the Company and/or its subsidiaries.

Options granted to full-time employees of the Company and/or its subsidiaries will be qualified under the Employee Retirement Income Security Act of 1974, as set forth in the Internal Revenue Code ("Qualified Options"). Options granted to other than such employees will not be so qualified ("Non-Qualified Options").

The aggregate fair market value of the Common Stock underlying
Qualified Options granted to any individual in a single calendar year may not exceed $100,000 in amount. No such limitation applies to Non-Qualified Options.

If the recipient of a Qualified Option owns or controls 10% or more of the Common Stock on the date of grant, the exercise price of the Option must not be less than 110% of the fair market value of the Common Stock at the date of grant; otherwise, the exercise price must at least equal the fair market value on the date of grant. Non-Qualified Options must have a strike price which is not less than 85% of the fair market value of the Common Stock on the date of grant.

A Qualified Option will have no more than a five-year term beginning on the date of grant, while a Non-Qualified Option will have no more than a ten-year term.

A recipient of Qualified Options and the underlying Common Stock on exercise will not be deemed for federal income tax purposes to recognize income until he actually sells the shares, and will at the time of sale be taxed on the difference between the proceeds actually received from the sale and the monetary consideration paid by the recipient for the Option and underlying Common Stock. A recipient of Qualified Options and the underlying Common Stock on exercise may, however, elect to include in his income for the taxable year in which such securities are received the fair market value on the date received.

The recipient of Non-Qualified Options and the underlying Common Stock on exercise may incur income tax on the difference between the fair market value of the security received on the date of receipt and the cost to the recipient of the security; provided, however, that no tax will be incurred until any and all provisions on forfeiture, if significant, have lapsed. Each recipient of Non-Qualified Options should consult his tax advisor as to the consequences of grant and exercise, as such consequences depend entirely upon the terms and conditions of the grant and the circumstances of the recipient at the date of grant and exercise.

Consideration for Options. Options awarded under the Plan will be issued in consideration of past services rendered by the participant for and on behalf of the Company and/or its subsidiaries. Participants in the Plan will not pay any monetary consideration, other than upon exercise of any Options which may be granted.

Restrictions on Transfer; Voting and Dividend Rights. Each participant immediately becomes the record and beneficial owner of the Options awarded to him under the Plan on the date of award, although the Board of Directors may impose forfeiture provisions to take effect after the date of grant. Options are not transferable, other than by will or the laws of descent and distribution. The Board of Directors will maintain possession of the certificate representing the Option until exercised. On exercise of an Option, the holder of the Common Stock received immediately becomes the record owner of the shares and acquires all beneficial rights of ownership, although the Board of Directors may impose forfeiture provisions to take effect after the date of exercise. If forfeiture provisions are imposed, the Board of Directors will maintain possession of the certificate representing the shares until the provisions on forfeiture lapse. After exercise, the holder is entitled to all of the rights of ownership, including the right to vote any shares of Common Stock awarded and to receive ordinary cash dividends, subject to any restrictions on forfeiture imposed.

The Board of Directors may impose a vesting schedule as to any Option upon award and as to any shares of underlying Common Stock upon exercise, and may at any time modify the schedule as to which
restrictions upon transfer have not yet lapsed.    Any restriction
or forfeiture provisions which may be imposed may lapse earlier under certain circumstances. (See "Recapitalizations, Reorganizations and the Like.")

Forfeiture. In the event that an employee ceases to be employed by the Company or any of its subsidiaries for any reason whatsoever, except termination for death or permanent or total disability, while holding one or more Options or non-vested shares of Common Stock, the employee will have the right to exercise the Option on the termination date only to the extent then exercisable and only with respect to the unexercised portion thereof and all rights to non-vested shares of Common Stock on the termination date will lapse.

If the employee dies or becomes permanently or totally disabled while employed by the Company or any of its subsidiaries, the guardian, legal administrator, personal representative or administrator of the estate for the person will have the right to exercise any outstanding Option in full regardless of any other terms or conditions and any non-vested shares of Common Stock will vest in full.

No transfer of an Option or non-vested Common Stock by will or by the laws of descent and distribution will be effective to bind the Company unless the Company has been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board of Directors may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option and/or non-vested Common Stock.

Recapitalizations; Reorganizations and the Like. In the event the outstanding Common Stock is subsequently changed into or exchanged for a different number or kind of shares or other securities, a prompt and equitable adjustment will be made in the aggregate number and kind of shares of non-vested Common Stock and shares subject to unexercised Options. Further, upon dissolution or liquidation of the Company, each outstanding and unexercised Option and non-vested share of Common Stock will immediately become exercisable or vest, as the case may be. The foregoing adjustments will be determined solely by the Board of Directors, whose determination will be final, binding and conclusive.

Exercise of Stock Options. Exercise of an Option may be had, either in whole or in part, through the payment of the exercise price applicable to the number of shares of Common Stock to be acquired, either in cash or by cashier's check, certified check, bank draft or money order made payable to the order of the Company. The Board of Directors may elect to allow the exercise of an Option through the delivery of Common Stock or a combination of Common Stock and cash or its equivalent. No Option may be exercised in part for less than 100 shares of Common Stock, unless there are fewer than 100 shares remaining under the Option.

Restrictions on Resales by Affiliates. In the event that an affiliate of the Company acquires Common Stock, whether by direct grant or the exercise of an Option, the affiliate will be subject to Section 16(b) of the Exchange Act. This means that the affiliate could not sell any shares acquired under the Option for a period of six months thereafter. Further, in the event that the optionee had sold any shares of Common Stock in the previous six months preceding the receipt or exercise of the Option, any so called "profit," as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the optionee by the Company or the Commission. Common Stock acquired on exercise of an Option by other than affiliates are not subject to Section 16(b) of the Exchange Act. Participants should consult their counsel as to the effects and application of Section 16(b) of the Exchange Act on them.


               DOCUMENTS INCORPORATED BY REFERENCE
                               AND
                      ADDITIONAL INFORMATION

The Company hereby incorporates by reference (i) its annual report on Form 10-KSB for the year ended December 31, 1995, filed pursuant to Section 15(d) of the Exchange Act, (ii) any and all Forms 10-QSB under the Exchange Act subsequent to any filed Form 10-KSB, as well as all other reports filed under Section 15(d) of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing.

A copy of any document or part thereof incorporated by reference in the Registration Statement but not delivered with this Prospectus will be furnished without charge upon written or oral request. Requests should be addressed to: Management Compensation Committee, Famous Sam's Group, Inc. 8351 E. Broadway, Tucson, Arizona 95710.

A copy of the Company's most recent Forms 10-KSB and 10-QSB accompanies the copy of this Prospectus when furnished to those Plan participants not otherwise receiving a copy thereof. The Company will promptly furnish, without charge, an additional copy to any participant who requests it.

Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference.

Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

(a) Registrant's latest annual report, whether of nor filed pursuant to Sections 13(a) or 15(d) of the Exchange;

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant documents referred to in (a), above; and

(c) Each common share currently outstanding is fully paid for and nonassessable, and is entitled to one vote per share on all matters submitted for action by shareholders. All common shares are equal to each other with respect to the election of directors and cumulative voting is not permitted; therefore, the holders of more than 50% of the outstanding common shares can, if they choose to do so, elect all directors. The terms of the directors are not staggered. Directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. There are no preemptive rights to purchase any additional shares of common or other securities of registrant. In the event of liquidation or dissolution, holders of common shares are entitled to receive, pro rata, the remaining assets after creditors and holders of any class of stock having liquidation rights senior to holders of common have been paid in full. Reference is made to the description of the common shares prepared in compliance with Item 202 of Regulation S-K in the Form 10 filed with the U.S. Securities and Exchange Commission to register such shares under Section 12 of the Exchange Act.

Item 4.   Description of Securities.

Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

Not Applicable.

Item 6.   Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against any liability which they may incur in their capacity as such is set forth under the Nevada Corporation Code, as enacted and in effect upon adoption of the registrant's articles of incorporation and bylaws, both of which mirror this statute. The statute and said articles in substance provide, in part and summary, as follows; however, this summary is qualified in its entirety by reference to the specific statutory provision:

The provisions of this code generally provide that registrant may, but is not obligated to, indemnify against liability an individual made a party to a lawsuit because they were previously or are currently a director or officer of registrant, if such person acted in good faith and reasonably believed their actions were in the best interests of registrant. Registrant may not indemnify such persons if they are found liable to registrant in a shareholders' derivative suit or are found liable for receiving an improper personal benefit. Registrant is required to indemnify such persons if they are ultimately successful in the suit. Pending a final determination, registrant may advance funds to these persons, but only if provision is made for return of the funds advanced in the event such persons are subsequently found to not be entitled to indemnification as set forth above. The general effect of this statute is to make indemnification available to the officers and directors of registrant regarding actions taken in their official capacity, unless they are found liable to registrant for their actions, they received an improper benefit therefrom, or they did not act in good faith while reasonably believing their actions were in the best interests of registrant. Indemnification under this section would include actions of the officers and directors of registrant taken in connection with this offering.

Item 7.   Exemption from Registration Claimed.

Not Applicable.

Item 8.   Exhibits.

The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-KSB and are specifically incorporated herein by this reference:

Exhibit No.                   Title

1.   Not Required.

2.   Not Required.

3.   Not Required.

4.   Not Applicable.

5. Opinion of Mark S. Pierce, special counsel to the registrant, regarding the legality of the securities registered.

6.   Not Required.

7.   Not Required.

8.   Not Required.

9.   Not Required.

10.  1996 Stock Option Plan.

11.  Not Required.

12.  Not Required.

13.  Not Required.

14.  Not Required.

15.  Not Applicable.

16.  Not Required.

17.  Not Required.

18.  Not Required.

19.  Not Required.

20.  Not Required.

21.  Not Required.

22.  Not Required.

23.  Not Required.

24. Consent of Mark S. Pierce, special counsel to Registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus, if any, filed as a part hereof.

       Consent of Halliburton, Hunter & Associates, auditors to
Registrant, to the incorporation by reference of their audit opinion from the Form 10-KSB for the period ended December 31, 1996.

25.  Not Applicable.

26.  Not Required.

27.  Not Applicable.

28.  Not Applicable.

29.  Not Applicable.

Item 9.   Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement, including, but not limited to, any addition or deletion of a managing underwriter.

(2) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned in the City of Tucson, State of Arizona, on the 29th day of July, 1996.


FAMOUS SAM'S GROUP, INC.
(Registrant)


By:       /s/ Gerald Ross
          Gerald Ross, President and
          Chief Executive Officer



By:        /s/ Sandra Ross
           Sandra Ross,  Chief Financial
                  and Accounting Officer
                  and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Gerald Ross
Gerald Ross, Director

Date:     July 29, 1996


/s/ Sandra Ross
Sandra Ross, Director

Date:     July 29, 1996
                 FORM S-8 REGISTRATION STATEMENT

                          EXHIBIT INDEX

The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:

Exhibit Number
in Registration Statement        Description

     5.                          Opinion of Counsel

    10.                          1996 Stock Option Plan

    24.                          Consents to Use of Opinion

                                EXHIBIT 5


                           Opinion of Counsel
July 29, 1996

Famous Sam's Group, Inc.
8351 East Broadway
Tucson, Arizona 85710

RE:  Employee Option Plan Registration on Form S-8

Gentlemen:

As special securities counsel for Famous Sam's Group, Inc., f/k/a U.S. Flywheel Systems, Inc. (the "Company"), I am furnishing this opinion to you in compliance with the referenced matter, and am familiar with the Company's articles of incorporation and its corporate powers, franchises and other rights under which it carries on its business. I am also familiar with the Company's Bylaws, minute book and other corporate records. For the purpose of the opinions expressed below, I have examined, among other things, the registration statement on Form S-8 to be filed in regards of the above offering (the "Registration Statement"), and have supervised proceedings taken in connection with the authorization, execution and delivery by the Company of the Registration Statement and, as contemplated thereby, the authorization and issuance of the shares of common stock to be issued thereunder. In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of all such corporate records and all such other instruments, documents and certificates of public officials, officers and representatives of the Company and of other persons and have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions. Moreover, I have with your approval relied as to factual matters stated therein on the certificates of public officials, and I have assumed, but not independently verified, that the signatures on all documents which I have examined are genuine and that the persons signing such had the capacity to do so. This opinion further expressly assumes that the shares covered by the Registration Statement will be issued in conformity with the terms and conditions applicable thereto.

Based upon and subject to the forgoing, I am of the opinion that the issuance and sale of the stock in this offering have been duly and validly authorized and upon delivery to the shareholders in accordance with the terms and conditions of the exhibits to the Form S-8 will have been duly authorized, validly issued, fully paid for and nonassessable.

I am admitted to practice before the Bar of the State of Colorado only. I am not admitted to practice in any other jurisdiction in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from laws of other jurisdictions, are based upon an examination of relevant authorities and are believed to be correct, but I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. My opinions are qualified to the extent that the enforcement of rights and remedies are subject to bankruptcy, insolvency and other laws of general application affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific enforcement or of injunctive relieve is subject to the discretion of the court before which any proceeding thereof may be brought.

Page Two
Famous Sam's Opinion
July 29, 1996


This opinion is furnished by me to you as counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, other than as set forth in my consent to the use of the same in the Form S-8.

Very truly yours,

/s/ Mark S.  Pierce
Mark S. Pierce

MSP:adt

                                EXHIBIT 10


                          1996 Stock Option Plan

                           EXHIBIT A
                     FAMOUS SAM'S GROUP, INC.
                      1996 STOCK OPTION PLAN
                        (July 29, 1996)


1.  Purpose of the Plan.

The purpose of the Famous Sam's Group, Inc., 1996 Stock Option Plan (the "Plan") is to advance the interests of Famous Sam's Group, Inc., a Nevada corporation (the "Company"), by providing an opportunity for ownership of the stock of the Company by employees, agents and directors of, and consultants to, the Company and its subsidiaries, as defined below. By providing an opportunity for such stock ownership, the Company seeks to attract and retain such qualified personnel, and otherwise to provide additional incentive for optionees to promote the success of its business.

2.  Stock Subject to the Plan.

(a) The total number of shares of the authorized but unissued or treasury shares of the common stock, .001 par value per share, of the Company (the "Common Stock") for which options may be granted under the Plan (the "Options") shall be 500,000 post May, 1996, reverse split subject to adjustment as provided in Section 13 hereof.

(b) If an Option granted or assumed hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent Option grants under the Plan.

(c) Stock issuable upon exercise of an Option may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors of the Company (the "Board").

3.  Administration of the Plan.

The Plan shall be administered by the Board, unless is expressly establishes a committee for this purpose. No member of the Board shall act upon any matter exclusively affecting any Option granted or to be granted to himself or herself under the Plan. A majority of the members of the Board shall constitute a quorum, and any action may be taken by a majority of those present and voting at any meeting. The decision of the Board as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Board, in its sole discretion, may grant Options to purchase shares of the Common Stock, and the Board shall issue shares upon exercise of such Options as provided in the Plan. The Board shall have the authority, subject to the express provisions of the Plan, to construe the respective Option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Option agreements, which may but need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option agreement in the manner and to the extent it shall deem expedient to implement the Plan and shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board, in its discretion, may delegate its power, duties and responsibilities to a committee, consisting of two or more members of the Board, all of whom are "disinterested persons" (as hereinafter defined). If a committee is so appointed, all references to the Board herein shall mean and relate to such committee, unless the context otherwise requires. For the purposes of the Plan, a director or member of such committee shall be deemed to be "disinterested" only if such person qualified as a "disinterested person" within the meaning of paragraph (c) (2) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such term is interpreted from time to time.

4.  Type of Options.

Options granted pursuant to the Plan shall be authorized by action of the Board and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options which are not intended to meet the requirements of such
Section 422 of the Code, the designation to be in the sole discretion of the Board. Options designated as incentive stock options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as non-qualified options automatically without further action by the Board on the date of such failure to continue to meet the requirements of Section 422 of the Code.

5.  Eligibility.

Options designated as incentive stock options may be granted to any full-time employee of the Company or any subsidiary corporation (herein called "subsidiary" or "subsidiaries"), as defined in
Section 424(f) of the Code and the Treasury regulations promulgated thereunder (the "Regulations"). Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to be granted incentive stock options pursuant to the plan. Options designated as non-qualified options may be granted to (i) officers and key employees of the Company or of any of its subsidiaries, or
(ii) agents, directors of and consultants to the Company, whether or not otherwise employees of the Company.

In determining the eligibility of an individual to be granted an Option, as well as in determining the number of shares to be optioned to any individual, the Board shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Board may deem relevant.

6.  Restrictions on Incentive Stock Options.

Incentive stock options (but not non-qualified options) granted under this Plan shall be subject to the following restrictions:

(a) Limitation on Number of Shares. Ordinarily, the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are granted (determined as of the date the incentive stock options are granted), exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an incentive stock option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation shall be treated as a non-qualified option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company or any subsidiary of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which incentive stock options may be granted under this Plan and all such other plans.
(b) Ten Percent (10%) Shareholder. If any employee to whom an incentive stock option is granted pursuant to the provisions of this Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, then the following special provisions shall be applicable to the incentive stock options granted to such individual:

(i) The Option price per share subject to such incentive stock options shall be not less than 110% of the fair market value of the stock determined at the time such Option was granted. In determining the fair market value under this clause (i), the provisions of Section 8 hereof shall apply.

(ii) The incentive stock option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

7.  Option Agreement.

Each Option shall be evidenced by an Option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such Option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Board; provided that Options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code. No Option shall be granted within the meaning of the Plan and no purported grant of any Option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee. More than one Option may be granted to an individual.

8.  Option Price.

(a) The Option price or shares of the Common Stock for Options designated as non-qualified stock options shallbe as determined by the Board; provided, however, such Option price shall be not less than 85% of the fair market value of the stock subject to such Option, determined as of the date of grant of such Option.

(b) Subject to the conditions set forth in Section 6(b) hereof, the Option price or prices of shares of the Company's Common Stock for incentive stock options shall be at least the fair market value of such Common Stock at the time the Option is granted as determined by the Board in accordance with the Regulations promulgated under Section 422 of the Code.

(c) If such shares are then listed on any national securities exchange, the fair market value shall be the mean
between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the Option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales price on the nearest date before and the nearest date after the date of grant in accordance with Section 25.2512-2 of the Regulations. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported on the National Association of Securities Dealer Automated Quotation System ("NASDAQ") on the date of the grant of the Option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Section 25.2512-2 of the Regulations. If the shares are not then either listed on any such exchange or quoted on NASDAQ, the fair market value shall be the mean between the average of the closing "Bid" and "Ask" prices as quoted on the National Daily Quotation Services on the date of the grant of the Option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales price on the nearest date before and the nearest date after the date of
grant in accordance with Section 25.2512-2 of the Regulations.   If
the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Board.

9.  Manner of Payment; Manner of Exercise.

(a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such Options, (ii) shares of Common Stock owned by the optionee having a fair market value equal in amount to the exercise price of the Options being exercised, or (iii) any combination of (i) and
(ii); provided; however, that payment of the exercise price by delivery of shares of Common Stock owned by such optionee may be made only upon the condition that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board, unless such condition is waived by the Board. The fair market value of any shares of Common Stock which may be delivered upon exercise of an Option shall be determined by the Board in accordance with Section 8 hereof.

(b) To the extent that the right to purchase shares under an Option has accrued and is in effect, Options may be exercised in full at one time or in part from time to time by giving written notice, signed by the person or persons exercising the Option, to the Company and stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the Option at such time, during ordinary business hours, after five (5) but not more than ten (10) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or person exercising the Option.

10.  Exercise of Options.

Each Option granted under the Plan shall, subject to Section 11(b) and Section 13 hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no Option granted under the Plan shall have a term in excess of ten (10) years form the date of grant. To the extent that an Option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than one hundred (100) full shares of Common Stock.

11.  Term of Options; Exercisability.

(a)  Term.

(i) Each Option shall expire on a date determined by the Board which is not more than ten (10) years from the date of the granting thereof, except (a) as otherwise provided pursuant to the provisions of Section 6(b) hereof, and (b) for earlier termination as herein provided.

(ii) Except as otherwise provided in this Section 11, an Option granted to any optionee whose employment for the Company or any of its subsidiaries is terminated shall terminate on the earlier of
(i) ninety days after the date such optionee's employment by the Company or by any such subsidiary is terminated, or (ii) the date on which the Option expires by its terms.

(iii) If the employment of an optionee is terminated by the Company or any of its subsidiaries for cause or because the optionee is in breach of any employment agreement, such Option will terminate on the date the optionee's employment is terminated by the Company or any such subsidiary.

(iv) If the employment of an optionee is terminated by the Company or any of its subsidiaries because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such Option shall terminate on the earlier of (i) one year after the date such optionee's employment by the Company or by any such subsidiary is terminated, or (ii) the date on which the Option expires by its terms.

(v) In the event of the death of any optionee, any Option granted to such optionee shall terminate one year after the date of death, or on the date on which the Option expires by its terms, whichever occurs first.

(b)  Exercisability.

(i) Except as provided below, an Option granted to an optionee whose employment by the Company or by any of its subsidiaries is terminated shall be exercisable only to the extent that the right to purchase shares under such Option has accrued and is in effect on the date such optionee's employment by the Company or by any such subsidiary is terminated.

(ii) An Option granted to an optionee whose employment is terminated by the Company or by any of its subsidiaries because he or she has become permanently disabled, as defined above, shall be immediately exercisable as to the full number of shares covered by such Option, whether or not under the provisions of Section 10 hereof such Option was otherwise exercisable as of the date of disability.

(iii) In the event of the death of an optionee, the Option granted to such optionee may be exercised as to the full number of shares covered thereby, whether or not under the provisions of Section 10 hereof the optionee was entitled to do so at the date of his or her death, by the executor, administrator or personal representative of such optionee, or by any person or persons who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such optionee.

12.  Options Not Transferable.

The right of any optionee to exercise any Option granted to him or her shall not be assignable or transferrable by such optionee other than by will or the laws of descent and distribution, and any such Option shall be exercisable during the lifetime of such optionee only by him or her. Any Option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the Option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such Option.

13.  Recapitalization, Reorganizations and the Like.

In the event that the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which Options may be granted under the Plan and as to which outstanding Options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option price per share.

In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock, in his, her or its sole discretion, may deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding Options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the Option been exercised (but only to the extent then exercisable) and had no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the Option price therefor. Upon receipt of such consideration, all Options (whether or not then exercisable) shall immediately terminate and be of no further force or effect. The value of the stock or other securities the optionee would have received if the Option had been exercised shall be determined in good faith by the Board, and in the case of shares of Common Stock, in accordance with the provisions of Section 8 hereof.

The Board shall also have the power and right to accelerate the exercisability of any Options, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any Options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the code as a result of such acceleration shall be redesignated as non-qualified stock options.

A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock, shall acquire such additional shares of Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Common Stock outstanding.

Upon dissolution or liquidation of the Company, all Options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries as a director, agent or consultant) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Board may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assuming the old Option, or substituting a new option for the old Option, in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

No fraction of a share shall be purchasable or deliverable upon the exercise of any Option, but in the event any adjustment hereunder in the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

14.  No Special Employment Rights.

Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Option holder any right with respect to the continuation of his or her employment by the Company or by any subsidiary or interfere in any way with the right of the Company or any subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Option holder from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board at the time of such occurrence.

15.  Withholding.

The Company's obligation to deliver shares upon the exercise of any non-qualified Option granted under the Plan shall be subject to the Option holder's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Company and optionee may agree to withhold shares of Common Stock purchased upon exercise of an Option to satisfy the above-mentioned withholding requirements; provided, however, no such agreement may be made by an optionee who is an "officer" or "director" within the meaning of Section 16 of the Exchange Act, except pursuant to a standing election to so withhold shares of Common Stock purchased upon exercise of an Option, such election to be made not less than six months prior to such exercise and which election may be revoked only upon six months prior written notice.

16.  Restrictions on Issuance of Shares.

(a) Notwithstanding the provisions of Section 9, the Company may delay the issuance of shares covered by the exercise of an Option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

(i) The shares with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

(ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

(b) It is intended that all exercises of Options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any Option may be exercised, except as otherwise agreed to by the Company in writing in its sole discretion.

17.  Purchase for Investment; Rights of Holder on Subsequent
Registration.

Unless and until the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the 1933 Act, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the Option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from the 1933 Act or other applicable statues, then the Company may take such action and may require from each Optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

18.  Loans.

At the discretion of the Board, the Company may loan to the optionee some or all of the purchase price of the shares acquired upon exercise of an Option.

19.  Modification of Outstanding Options.

Subject to any applicable limitations contained herein, the Board may authorize the amendment of any outstanding Option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

20.  Approval of Stockholders.

The Plan has become effective on even date hereof after presentation to and approval of the Board and the stockholders of the Company.

21.  Termination and Amendment of Plan.

Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of the Company. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, (i) the Board may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 20, increase the maximum number of shares for which Options may be granted or change the designation of the class of persons eligible to receive Options under the Plan, and (ii) any such modification or amendment of the Plan shall be approved by a majority of the stockholders of the Company to the extent that such stockholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to
Section 16 of the Exchange Act, applicable state law or applicable NASD or exchange listing requirements. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an Option theretofore granted to him or her.

22.  Limitation of Rights in the Option Shares.

An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Options except to the extent that the Option shall have been exercised with respect thereto, and in addition, a certificate shall have been issued theretofore and delivered to the optionee.

23.  Notices.

Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to the attention of the President at the Company's principal place of business; and, if to an optionee, to his or her address as it appears on the records of the Company.
                INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT has  been made this           day of
    , 19      , between
(the "Employee"), and Famous Sam's Group, Inc., a Nevada corporation (the "Company").

1.  Grant of Option.   The Company, pursuant to the provisions of
the Famous Sam's Group, Inc., 1996 Incentive Stock Option Plan (the "1996 Plan"), a copy of which was previously received by the Employee, hereby grants to the Employee, subject to the terms and conditions set forth or incorporated herein, an option to purchase from the Company all or any part of an aggregate of
Common Shares, as such Common Shares are now constituted, at the
purchase price of $               per share.  The provisions of the
1996 Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein and made a part hereof by this reference. The Employee, by his signature below, agrees to be bound by the terms and conditions thereof.

2.  Exercise.   The Option evidenced hereby shall be exercisable in
whole or in part (but only in multiples of 100 Shares unless exercise is as to the remaining balance of this Option) on or after and on or before
provided that the cumulative number of Common Shares as to which this Option may be exercised (except in the event of death, retirement, or disability, as provided in paragraph 11(a) of the 1996 Plan) shall not exceed the following amounts:

Cumulative Number of Shares              Prior To
                                         Date (Not Inclusive of)




The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Company of (i) a written notice of election to exercise, in the form set forth in Exhibit B hereto, specifying the number of Common Shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of the Company, or by fully-paid and nonassessable Common Shares of the Company properly endorsed over to the Company, or by a combination thereof, and (iii) by return of this Incentive Stock Option Agreement for endorsement of exercise by the Company. In the event fully-paid and nonassessable Common Shares are submitted as whole or partial payment for shares to be purchased hereunder, such Common Shares will be valued at their Fair Market Value (as defined in the 1996 Plan) on the date such shares received by the Company are applied to payment of the exercise price.

3.  Transferability.   The Option evidenced hereby is not
assignable or transferable by the Employee other than by the Employee's will or by the laws of descent and distribution, as provided in paragraph 12 of the 1996 Plan. The Option shall be exercisable only by the Employee during the Employee's lifetime.

FAMOUS SAM'S GROUP, INC.


By:
  Gerald Ross, President

ATTEST:


By:
  Sandra Ross, Secretary

The Employee hereby acknowledges receipt of the copy of the 1996 Plan attached hereto, and accepts this Option subject to each and every term and provision of such Plan. The Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors administering the 1996 Plan on any questions arising under such Plan. The Employee recognizes that if his employment with the Company or any subsidiary thereof shall be terminated for any reason whatsoever, all of the Employee's rights hereunder shall thereupon terminate as provided in the Plan.

Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Employee:. . . . . . . . . . . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Print Name

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Address

Social Security No.: . . . . . . . . . . . . . . . . . . . . . .

                           EXHIBIT B


(Suggested form of letter to be used for notification of election to exercise. Please do not use this page, but follow this form in a separately typed letter.)

Date:

Treasurer
Famous Sam's Group, Inc.
8351 E.  Broadway
Tucson, Arizona 85710

Dear Sir:

In accordance with paragraph 2 of the Stock Option Agreement
evidencing the Option granted to me on            under the Famous
Sam's Group, Inc., 1996 Incentive Stock Option Plan, I hereby elect to exercise this Option to the extent of Common Shares.

Enclosed are (i) Certificate(s) No.(s)
representing fully-paid Common
Shares of Famous Sam's Group, Inc., endorsed to the Company with signature guaranteed; (ii) and/or a certified check payable to the order of "Famous Sam's Group, Inc." in the amount of $ as the balance of the purchase price of $ for the shares which I have elected to purchase; and (iii) the original Incentive Stock Option Agreement for endorsement by the Company as to exercise. I acknowledge that the Common Shares (if any) submitted as part payment of the exercise price due hereunder will be valued by the Company at their Fair Market Value (as defined in the 1996 Plan) on the date this exercise is effected by the Company. In the event I hereafter sell any Common Shares issued pursuant to this option within two years from the date of exercise or within five years after the date of grant of this Option, I agree to notify the Company promptly of the amount of taxable compensation realized by me by reason of such for federal income tax purposes.

When the certificate for Common Shares which I have elected to purchase has been issued, please deliver it to me, along with my endorsed Incentive Stock Option Agreement in the event there remains an unexercised balance of shares under the Option, at the following address:







Very Truly Yours,




Signature of Employee



Print Name

                           EXHIBIT C

                       VESTING OPTION GRANT

THIS AGREEMENT has been made this                      day of
                            , 19        ,
between
                                   (the "Employee"), and Famous
Sam's Group, Inc., a Nevada corporation (the
"Company").

1.  Grant of ISO.   The Company, pursuant to the provisions of the
Famous Sam's Group, Inc., 1996 Incentive Stock Option Plan (the "1996 Plan"), a copy of which was previously received by the Employee, hereby grants to the Employee, subject to the terms and conditions set forth or incorporated herein, an option to acquire
                    Common Shares.  The provisions of the 1996 Plan
governing the terms and conditions of the ISO granted hereby are incorporated in full herein and made a part hereof by this reference.

2.  Vesting.   The ISO granted hereunder shall be issuable as
follows:

    Cumulative Number of Shares             Issuance Date




3.  Transferability.   The grant evidenced hereby is not assignable
or transferable by the Employee other than by the Employee's will or by the laws of descent and distribution, as provided in paragraph 12 of the 1996 Plan. The shares shall be issuable only to the Employee during the Employee's lifetime.


FAMOUS SAM'S GROUP, INC.

By:
  Gerald Ross, President


ATTEST:


By:
  Sandra Ross, Secretary

The Employee hereby acknowledges receipt of the copy of the 1996
Plan attached hereto, and accepts this grant subject to each and every term and provision of such Plan. The Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors administering the 1996 Plan on any questions arising under such Plan. The Employee recognizes that if the Employee's employment with the Company or any subsidiary thereof shall be terminated for any reason whatsoever (except as otherwise provided in paragraph
11(a) of the 1996 Plan), all of the Employee's rights hereunder shall thereupon terminate as provided in the Plan.


Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Employee:. . . . . . . . . . . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Print Name

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 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Address

Social Security No.: . . . . . . . . . . . . . . . . . . . . . .

                              EXHIBIT 24


                    Consents to Use of Opinion

July 29, 1996


Board of Directors
8351 East Broadway
Tucson, AZ 85710


RE:  Employee Option Plan Registration on Form S-8

Gentlemen:

Please allow this letter to serve as my consent to the filing of, and reference in the prospectus to, my opinion dated even date herewith in the registration statement under the referenced matter.

If you have any questions with regards to the above matter, please call the undersigned at the Denver address.


Sincerely,

/s/ Mark S.  Pierce

Mark S. Pierce

MSP:adt

July 29, 1996



Board of Directors
Famous Sam's Group, Inc.
8351 E.  Broadway
Tucson, Arizona 85710


RE:  Employee Option Plan Registration on Form S-8

Gentlemen:

Please allow this letter to serve as our consent to the incorporation by reference of our opinion in the registration statement under the referenced matter.

If you have any questions with regards to the above matter, please call the undersigned.



Yours very truly,

/s/ Halliburton, Hunter & Associates